UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2023

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2023, Ontrak, Inc. (the “Company,” “we,” “us,” or “our”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that because it reported less than $2.5 million in stockholders’ equity as of June 30, 2023, which is the minimum amount required under Nasdaq Listing Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), and it did not satisfy the alternative continued listing standards, the Company no longer complies with Nasdaq Listing Rule 5550(b). The Staff’s notice has no immediate impact on the listing of the Company’s common stock on Nasdaq.

In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days, or until September 29, 2023, to submit a plan to regain compliance with the Stockholders’ Equity Requirement, which the Company plans to timely submit for the Staff’s consideration. If the plan is accepted, the Staff may grant the Company an extension period of up to 180 calendar days from the date of the deficiency notice (or through February 11, 2024) to regain compliance. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Stockholders’ Equity Requirement, or, if accepted, that the Company will evidence compliance with the Stockholders' Equity Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff.

Item 8.01 Other Events.

On August 11, 2023, the Company was notified by the Staff that the Company regained compliance with the minimum bid price rule in Nasdaq Listing Rule 5550(a)(2) as a result of the closing bid price of the Company’s common stock being $1.00 per share or greater for a minimum of 10 consecutive business days, and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: August 15, 2023	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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